Exhibit 99.1
National Interstate Corporation Announces Secondary Share Sale
RICHFIELD, Ohio, September 4, 2007 — National Interstate Corporation (Nasdaq: NATL) today reported that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (SEC), pursuant to which its Chairman and Chief Executive Officer, Alan Spachman, may sell up to 1 million shares of National Interstate Corporation common stock. If or when Mr. Spachman sells these shares, he will remain the Company’s second largest shareholder with over 10% of the shares outstanding.
Mr. Spachman stated, “The majority of my net worth has been invested in National Interstate shares and the majority of my net worth will remain invested in National Interstate shares after this sale. Reducing my current ownership in the Company will allow me to implement certain estate planning and portfolio diversification strategies with respect to my personal investment portfolio. Also, I believe that selling a portion of my shares to third party investors should benefit all National Interstate shareholders by increasing the trading liquidity of the Company’s shares. I have not sold a single share since I founded the Company in 1989 and I have mixed feelings about reducing my holdings in an investment in which I truly believe.”
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About National Interstate Corporation
National Interstate Corporation (Nasdaq: NATL), founded in 1989, completed an initial public offering in 2005. We are a specialty property and casualty insurance holding company with a niche orientation and focus on the transportation industry. We differentiate ourselves within our markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our products include property and casualty insurance for transportation companies, captive insurance programs for commercial risks that we refer to as our alternative risk transfer component, specialty personal lines consisting of insurance products focused primarily on recreational vehicle owners and small commercial vehicle accounts, and transportation and general commercial insurance in Hawaii and Alaska. We offer our insurance products through multiple distribution channels including independent agents and brokers, affiliated agencies and agent Internet initiatives. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company. National Interstate is an independently operated subsidiary of Great American Insurance Company, a property-casualty subsidiary of American Financial Group, Inc. (NYSE, Nasdaq: AFG). The Company is headquartered in Richfield, Ohio, which is located in northeastern Ohio between Cleveland and Akron.
Forward-Looking Statements
This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.
The forward-looking statements herein are made only as of the date of this document. The Company assumes no obligation to publicly update any forward-looking statements.
Contact:
Tanya Inama
National Interstate Corporation
877-837-0339
investorrelations@natl.com